UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       December 30, 2004
                                                      (December 23, 2004)
                                                --------------------------------



                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   000-17962               43-1461763
  ------------------------------      ------------       -----------------------
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                4551 W. 107th Street, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     On December 23, 2004, the Executive Compensation Committee of Applebee's International, Inc. (the "Company") approved the criteria pursuant to which cash bonuses will be paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company for fiscal 2005 under the Company's 2001 Senior Executive Bonus Plan and 1999 Management and Executive Incentive Plan. These criteria are also used to establish bonuses for officers and other employees of the company. The Committee has not approved individual bonus eligibility amounts or percentages. The officers are eligible to receive bonuses if certain qualitative and quantitative individual and Company performance criteria are achieved during fiscal 2005. These criteria include earnings per share and other operating targets, which the Company does not publish because doing so would disclose confidential business information.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  December 30, 2004

                                    APPLEBEE'S INTERNATIONAL, INC.

                                    By:    /s/ Steven K. Lumpkin
                                       ----------------------------------------
                                       Steven K. Lumpkin
                                       Executive Vice President and
                                       Chief Financial Officer